                                                 File No. 70-8429
                                                 File No. 70-6126
                                                 File No. 70-5943


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

               __________________________________

           POST-EFFECTIVE AMENDMENT NO.  2 to 70-8429
           POST-EFFECTIVE AMENDMENT NO. 12 to 70-6126
           POST-EFFECTIVE AMENDMENT NO. 23 to 70-5943
               __________________________________


                   APPLICATION OR DECLARATION

                            under the

           PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                             * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
                       AEP RESOURCES, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
       (Name of company or companies filing this statement
          and addresses of principal executive offices)

                             * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
             (Name of top registered holding company
             parent of each applicant or declarant)

                             * * *

             G. P. Maloney, Executive Vice President
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
             1 Riverside Plaza, Columbus, Ohio 43215


       John F. Di Lorenzo, Jr., Associate General Counsel
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
             1 Riverside Plaza, Columbus, Ohio 43215


                Jeffrey D. Cross, General Counsel
                       AEP RESOURCES, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
           (Names and addresses of agents for service)

     American Electric Power Company, Inc. ("American"), a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), and AEP Resources, Inc. ("Resources"), a subsidiary of American, by Post-Effective Amendment No. 1, amended their Application or Declaration on Form U-1 in File No. 70-8429. Please treat Post-Effective Amendment No. 1 in File No. 70-8429 also as Post-Effective Amendment No. 12 to File No. 70-6126 and Post-Effective Amendment No. 23 to File No. 70-5943.
                            SIGNATURE
     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.
                              AMERICAN ELECTRIC POWER COMPANY, INC.


                              By:_/s/ P. J. DeMaria______________
                                        Controller



                              AEP RESOURCES, INC.


                              By:_/s/ P. J. DeMaria______________
                                        Vice President


Dated:  March 14, 1996




                                         resource.aep.70-8429.pe2